UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 19, 2005
                        (Date of earliest event reported)

                                  NDS Group plc
             (Exact name of registrant as specified in its charter)


     England and Wales                0-30364                  Not applicable
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


One London Road, Staines, Middlesex, United Kingdom               TW18 4EX
     (Address of principal executive offices)                    (Zip code)

      Registrant's telephone number, including area code: +44 208 476 8000


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On August 19, 2005, the Remuneration Committee of NDS Group plc ("the Company") awarded Dr. Abraham Peled, President and Chief Executive Officer of the Company, a cash bonus of (pound)500,000 in respect of his performance during the fiscal year ended June 30, 2005.

On August 19, 2005, the Remuneration Committee of the Company awarded Alexander Gersh, Chief Financial Officer and Secretary of the Company since January 4, 2005, a pro rata cash bonus of (pound)75,000 in respect of his performance for the fiscal year ended June 30, 2005.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

On August 22, 2005, Lachlan Murdoch resigned as a Director of the Company.

On August 22, 2005, Lawrence A. Jacobs was appointed as a Director of the Company by News Corporation, the controlling shareholder of the Company, in accordance with Article 71 of the Company's Articles of Association. Mr. Jacobs is the Senior Executive Vice President and Group General Counsel of News Corporation.

On August 23, 2005, the Company issued a press release concerning these matters, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 23, 2005                                NDS Group plc


                                                     By: /s/ Alexander Gersh
                                                         -----------------------
                                                         Alexander Gersh
                                                         Chief Financial Officer

Exhibit Index

 Exhibit Number      Description

     99.1            Press Release issued by NDS Group plc dated August 23, 2005
     99.2            Resignation letter